                                                                 Exhibit 10(a)


                       MANVILLE EMPLOYEES RETIREMENT PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1989;
              AND AS FURTHER AMENDED EFFECTIVE SEPTEMBER 1, 1991;
               AND AS FURTHER AMENDED EFFECTIVE JANUARY 1, 1992)







                                                                 October 8, 1992

                       MANVILLE EMPLOYEES RETIREMENT PLAN
                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
ARTICLE  1.      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE  2.      MEMBERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.01    Membership Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.02    Events Affecting Membership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.03    Membership Upon Reemployment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE  3.      SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.01    Accumulated Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.02    Benefit Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.03    Restoration to Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.04    Special Provisions for Members With Service at Acquired Companies  . . . . . . . . . . . .  17

ARTICLE  4.      ELIGIBILITY FOR AND AMOUNT OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.01    Normal Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.02    Late Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.03    Early Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.04    Deferred Vested Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.05    Disability Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.06    Spouse's Pension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.07    Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.08    Payments to Persons Retired Under the Prior Plan . . . . . . . . . . . . . . . . . . . . .  26
         4.09    Thrift Plan Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.10    Maximum Benefit Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE  5.      PAYMENT OF PENSIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.01    Normal Form of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.02    Optional Forms of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.03    Election of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.04    Commencement of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.05    Distribution Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE  6.      CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.01    Company's Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.02    Return of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.03    Member's Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE  7.      ADMINISTRATION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.01    Retirement Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.02    Investment Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.03    Service in More Than One Fiduciary Capacity  . . . . . . . . . . . . . . . . . . . . . . .  46
         7.04    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.05    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE  8.      MANAGEMENT OF FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.01    Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.02    Exclusive Benefit Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.03    Appointment of Investment Manager  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE  9.      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.01    Nonalienation and Qualified Domestic Relations Orders  . . . . . . . . . . . . . . . . . .  48
         9.02    Conditions of Employment Not Affected by Plan  . . . . . . . . . . . . . . . . . . . . . .  48
         9.03    Facility of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.04    Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.05    Top-Heavy Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.06    Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE  10.     AMENDMENT, MERGER AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.01   Amendment of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.02   Merger or Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.03   Additional Participating Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.04   Termination of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.05   Limitation Concerning 25 Highest Paid Employees  . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE  11.     TRANSFERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         11.01   Transfers To and From an Affiliated Employer . . . . . . . . . . . . . . . . . . . . . . .  57
         11.02   Transfers To and From Hourly Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.03   Transfers To and From Riverwood Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE 1.   DEFINITIONS

1.01 "ACCRUED BENEFIT" means, as of any date of determination, the normal retirement Pension determined under the Plan on the basis of the Member's Average Final Salary and Benefit Service to that date of determination.

1.02 "ACCUMULATED CONTRIBUTIONS" means the Member's total contributions, if any, made to the Plan prior to January 2, 1986, increased by an amount equal to the sum of (a) (b) and (c) below:

         (a) if the Member elected under Section 5.01(b) of the Manville Salaried Retirement Plan as in effect on July 1, 1968 to leave on deposit all of the Member's Accumulated Contributions made under the Retirement Plan of Johns-Manville Corporation and subsidiaries as in effect on June 30, 1968, an amount equal to the excess, if any, of those Accumulated Contributions over the amount that would have been required if the Member's election had been under Section 5.01(a) of the Manville Salaried Retirement Plan as in effect on July 1, 1968; plus

         (b) the supplemental contributions, if any, the Member elected to make under Section 5.03 of the Manville Salaried Retirement Plan as in effect on July 1, 1968, plus

         (c) earnings credited on such contributions as of December 31, 1985.

1.03 "ACCUMULATED SERVICE" means service recognized for purposes of determining eligibility for a vested Pension and retirement under the Plan, as defined in Section 3.01.

1.04 "ADJUSTMENT FACTOR" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code and applied to such items and in such manner as the Secretary shall provide.

1.05 "AFFILIATED EMPLOYER" means any company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Company; any trade or business under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Section 4.10, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in
         Section 415(h) of the Code.

1.06 "ANNUITY STARTING DATE" means the first day of the first period for which an amount is paid as an annuity or any other form.

1.07 "APPENDIX A" means the list of non-union hourly locations, subsidiaries and/or employee classifications authorized by the Company to participate in the Plan.

1.08 "APPENDIX B" means the provisions for minimum benefits for Members of the Plan as of December 31, 1988.

1.09 "AVERAGE FINAL SALARY" means the annual Pensionable Wages of a Member paid during the five consecutive Plan Years in the last ten Plan Years of the Member's Benefit Service affording the highest average, subject to the following rules:

         (a) If, in any period included in the computation of Average Final Salary, a Member who is a Part-time Employee and has completed less than the normal number of hours for a Full-time Employee similarly employed, the Member's Pensionable Wages for that period shall be adjusted to a full-time basis for the purpose of that computation. The adjustment will be made by multiplying the Member's Pensionable Wages by the ratio of the hours worked by a similarly situated Full-time Employee to the Member's hours worked in that period.

         (b) If, in any period included in the computation of Average Final Salary, a Member who has previous employment with the Company as an hourly employee, was not covered during that period of employment by this Plan, and who completed less than the normal number of hours for a Full-time Employee similarly employed, the Member's Pensionable Wages for that period shall be adjusted to a full-time basis for the purpose of that computation. The adjustment will be made by multiplying the Member's Pensionable Wages by the ratio of the hours worked by a similarly situated Full- time Employee to the Member's hours worked in that period.

         (c) If a period of military service is included in the last ten Plan Years of a Member's Benefit Service, Pensionable Wages shall include, for that period of military service, an amount based on Pensionable Wages in effect immediately prior to the period of military service.

         (d) In the case of an Employee who is rehired, the Employee's annual Pensionable Wages during the year in which termination occurred and the year in which rehire occurred shall not be included as one of the last ten calendar years of the Member's Benefit Service, unless such Pensionable Wages are greater than the Pensionable Wages in the calendar year preceding the year in which termination occurred.

         (e) If a Member completes less than five full Plan Years under the Plan, the Member's Pensionable Wages for each portion of a Plan Year worked will be annualized by the ratio of actual hours worked to the hours worked by a Full- time Employee for that Plan Year, and the Average Final Salary will be determined by averaging the Pensionable Wages for all such Plan Years.

         (f) If using the Pensionable Wages paid to a Member in his final, partial year of employment would produce an Average Final Salary that is greater than the Average Final Salary otherwise calculated, then his final, partial year of employment shall be added to his last ten calendar years in calculating his Average Final Salary.

1.10 "BENEFICIARY" means the person named by a Member by written designation filed with the Retirement Committee to receive payments after the Member's death, pursuant to Section 4.07.

1.11 "BENEFIT SERVICE" means service recognized for purposes of computing the amount of any benefit, as provided in Section 3.02.

1.12 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of Manville Corporation.

1.13 "BREAK IN SERVICE" means a period which constitutes a break in an Employee's Accumulated Service, as provided in Section 3.01.

1.14 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

1.15 "COMPANY" means Manville Corporation or any successor by merger, purchase or otherwise with respect to its Employees; and any other company participating in the Plan, as provided in Section 10.03, with respect to its Employees.

1.16 "CONTINGENT ANNUITANT" means the person named by a Member by written designation, filed with the Retirement Committee to receive payments after the Member's death under an optional form of payment pursuant to
         Section 5.02.

1.17 "COVERED COMPENSATION" means for any Plan Year, the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year prior to the year in which the Member terminates. For purposes of this definition, if a Member's date of termination precedes his attainment of Social Security Retirement Age, he shall be deemed to attain his Social Security Retirement Age in the year of termination. Covered Compensation shall be frozen at Social Security Retirement Age, and shall be frozen at the date of eligibility for the Company's long-term disability plan.

1.18 "DISABLED EMPLOYEE" means a Member eligible to receive an immediate disability retirement Pension under Section 4.05(a), or a deferred disability retirement Pension under Section 4.05(b).

1.19 "EFFECTIVE DATE" means the effective date of this amended and restated Plan which is January 1, 1989, unless otherwise indicated herein. The initial effective date of the Plan is July 1, 1941.

1.20     "EMPLOYEE" is defined and limited as follows:

         (a)     Employee means:

                 (i) any person who is employed by Manville Corporation or any subsidiary which has been approved for participation by the Board of Directors and who is classified as a salaried employee by the Company, or is classified as an hourly employee by the Company and is a member of a participating location as so provided in Appendix A.

                 (ii) any person who is employed on a full-time basis outside the continental limits of the United States by a foreign branch or subsidiary or a domestic subsidiary of Manville Corporation, with whom Manville Corporation has entered into an agreement concerning Social Security coverage under Section 3121(l) of the Internal Revenue Code, if that person is:

                          (A)     a citizen of the United States, and

                          (B) not a participant in a funded plan of deferred compensation (whether or not a plan described in Section 401(a), 403(a) or 405(a) of the Internal Revenue Code) of any other entity with respect to remuneration paid by the subsidiary or foreign branch.

         (b)     No person shall be an Employee for purposes of the Plan who:

                 (i)      is a Leased Employee,

                 (ii) is employed in a collective bargaining unit represented by a collective bargaining agent which does not have an agreement with the Company making this Plan applicable to that unit, or

                 (iii) is accruing benefits under any other qualified defined benefit pension plan of the Company, unless otherwise provided by the Board of Directors.

1.21 "EMPLOYEE PROVIDED PORTION OF THE PENSION" means the Member's Accumulated Contributions, adjusted for investment earnings realized by the Fund through December 31, 1987, and increased by 120% of the Federal Mid-Term Rate from January 1, 1988 to the date of determination and, if such date is prior to his Normal Retirement Date, increased with interest from the date of determination to his Normal Retirement Date at the rate or rates (immediate or deferred, as appropriate) used by the PBGC for determining lump sum payments upon plan termination for single employer plans, and shall be converted into an annuity of actuarially equivalent value, based on the PBGC immediate interest rate above, taking the form of payment of such annuity into account.

1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23 "FULL-TIME EMPLOYEE" means any Employee who, on the basis of the Employee's regularly-stated work schedule, is classified as a Full-time Employee by the Company.

1.24 "FUND(S)" means the funds of the Plan maintained by the Trustee in accordance with the terms of the Trust Agreement.

1.25 "HOUR OF SERVICE" means, with respect to any applicable computation period:

         (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Company or an Affiliated Employer,

         (b) each hour for which an Employee is paid or entitled to payment by the Company or an Affiliated Employer on account of a period during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period,

         (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliated Employer, excluding any hour credited under (a) or
                 (b) above, which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made, and

         (d) solely for purposes of determining whether an Employee has incurred a Break in Service under the Plan, each hour for which an Employee would normally be credited under paragraph
                 (a) or (b) above during a period of Parental Leave, but not more than 501 hours for any single continuous period. However, the number of hours credited to an Employee under this paragraph (d) during the computation period in which the Parental Leave began, when added to the hours credited to an Employee under paragraphs (a) through (c) above during that computation period, shall not exceed 501. If the number of hours credited under this paragraph (d) for the computation period in which the Parental Leave began is zero, the provisions of this paragraph (d) shall apply as though the Parental Leave began in the immediately following computation period.

         No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws subject to the provisions of Sections 1.09, 3.01 and 3.02. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations,
         Section 2530.200b-2(b) and (c).

1.26 "HOURLY PLAN" shall mean the Manville Hourly Retirement Plan, the Manville Canadian Consolidated Retirement Plan, the Manville Forest Products Hourly Retirement Plan, the Manville Forest Products Packaging Hourly Retirement Plan, and the Manville Forest Products Paperboard Hourly Retirement Plan.

1.27 "INVESTMENT COMMITTEE" means the persons appointed by the Board of Directors to oversee the funding policy and investment of the Funds of the Plan as provided in Article 7.

1.28 "LEASED EMPLOYEE" means any person performing services for the Company or an Affiliated Employer as a Leased Employee as defined in Section 414(n) of the Code. In the case of any person who is a Leased Employee before or after a period of service as an Employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reasons of that status, become a Member of the Plan.

1.29     "LIMITATION YEAR" means the calendar year.

1.30 "MEMBER" means any person included in the membership of the Plan, as provided in Article 2.

1.31     "NORMAL RETIREMENT AGE" means an Employee's 65th birthday.

1.32 "NORMAL RETIREMENT DATE" means the first day of the calendar month coinciding with or immediately following an Employee's attainment of age 65.

1.33 "PART-TIME EMPLOYEE" means any Employee who, on the basis of the Employee's regularly-stated work schedule, is classified as a Part-time Employee or temporary Employee by the Company.

1.34 "PARENTAL LEAVE" means a period in which the Employee is absent from work immediately following his active employment because of the Employee's pregnancy, the birth of the Employee's child, or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following birth or placement.

1.35     "PENSION" means annual payments under the Plan, as provided in Article
         5.

1.36 "PENSIONABLE WAGES" means the total cash remuneration paid to an Employee for services rendered to the Company, during the Plan Year determined prior to any contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations), and prior to any contributions under a "cafeteria plan" (as defined under Section 125 of the Code and its applicable regulations), and including remuneration for items such as overtime, commissions, annual bonuses, and amounts paid under the Opportunity Pay Plan; but excluding remuneration for items such as any one-time bonuses, all non-cash remuneration, living expenses, severance pay, the Company's cost for any public or private employee benefit plan, any remuneration received under the Company's Award for Special Merit Plan, the Executive Long-Term Cash Incentive Plan, or any flex credits paid in cash by the Company under the Manville Flex Benefits Plan.

         The Pensionable Wages for a period of absence which is counted as Benefit Service shall be the Member's rate of Pensionable Wages in effect immediately before the period of absence.

         In the case of a Disabled Employee eligible for a deferred disability retirement under Section 4.05(b), Pensionable Wages shall include, for any period prior to the Employee's attainment of age 65 during which benefits under a long-term disability plan of the Company are received, an amount based on the greater of:

         (a) Pensionable Wages received in the calendar year prior to the calendar year in which the Member is placed on the Company's long-term disability plan, or

         (b) Pensionable Wages, excluding Pensionable Wages paid in lieu of vacation, for the calendar year in which the Member is placed on the Company's long-term disability plan, plus base compensation that would have been paid from the date the Member is placed on the Company's long-term disability plan through the end of that Plan Year.

         Pensionable Wages for Plan purposes shall not exceed $200,000 per year, multiplied by the Adjustment Factor.

1.37 "PLAN" means the Manville Employees Retirement Plan as set forth in this document or as amended from time to time. Immediately prior to January 1, 1989 the Plan was known as the Manville Salaried Retirement Plan.

1.38 "PRIOR PLAN" means the Manville Salaried Retirement Plan or the Manville Forest Products Salaried Retirement Plan, whichever is applicable, (including any predecessor plans thereto) in force and effect for the period prior to January 1, 1989, the Plan hereby being amended and restated. Any reference herein to the Prior Plan as of a certain date or for a certain period shall be deemed a reference to the Prior Plan as then in effect.

1.39     "PLAN YEAR" means the calendar year.

1.40     "QUALIFIED JOINT AND SURVIVOR ANNUITY" means an annuity described in
         Section 5.01(b).

1.41 "RETIREMENT COMMITTEE" means the persons appointed by the Board of Directors to administer and supervise the Plan as provided in Article 7.01.

1.42 "SEVERANCE DATE" means the earlier of (a) the date an Employee quits, retires, is discharged or dies, or (b) the first anniversary of the date on which an Employee is first absent from service, with or without pay, for any other reason such as vacation, sickness, disability, layoff or leave of absence.

1.43 "SOCIAL SECURITY RETIREMENT AGE" means age 65 with respect to a Member who was born before January 1, 1938; age 66 with respect to a Member who was born after December 31, 1937 and before January 1, 1955; and age 67 with respect to a Member who was born after December 31, 1954.

1.44 "SPOUSAL CONSENT" means written consent given by a Member's spouse to an election made by the Member which specifies the form of Pension and the Contingent Annuitant designated by the Member. The form of Pension or the specified Contingent Annuitant shall not be changed unless further consent from the Member's spouse is given. Spousal Consent shall be duly witnessed by a notary public and shall acknowledge the effect on the spouse of the Member's election. The requirement for Spousal Consent may be waived by the Retirement Committee in accordance with applicable law. Spousal Consent shall be applicable only to the particular spouse who provides such consent.

1.45     "SUSPENDIBLE MONTH" means:

         (a) a month in which a Member who is a Full-time Employee receives payment from the Company or an Affiliated Employer for a least eight days of service during that month, or

         (b) a four or five week payroll period ending in a month in which the Member who is a Part-time Employee completes at least 40 Hours of Service with the Company.

1.46 "TRUSTEE" shall mean the Trustee or Trustees by whom the Funds of the Plan are held, as provided in Article 8.

ARTICLE 2.  MEMBERSHIP

2.01     MEMBERSHIP REQUIREMENTS

         Every Employee of the Company on January 1, 1989 who was a Member of the Plan on December 31, 1988 shall continue to be a Member. Every other person in the employ of the Company shall become a Member of the Plan as of the first day following the "Service Computation Year" in which he completes 1000 Hours of Service, provided he is then an Employee. For this purpose, "Service Computation Period" is the 12-month period beginning with the date of the Employee's first Hour of Service, if he completes at least 1,000 Hours of Service during such 12-month period, and (if he does not complete at least 1,000 Hours of Service during such 12-month period) is any Plan Year following such date during which he completes at least 1,000 Hours of Service. However, an Employee whose first day of employment was on or after his 60th birthday and prior to January 1, 1988 shall be eligible to become a Member on the later of January 1, 1988 or the date he completes one year of Accumulated Service, provided he is then an Employee.

2.02     EVENTS AFFECTING MEMBERSHIP

         An Employee's membership in the Plan shall end when he is no longer employed by the Company unless he is entitled to either an immediate or a deferred Pension under the Plan. Membership shall continue while on an approved leave of absence from service during which the Employee is receiving benefits under the Company's long-term disability plan, or during a period while he is not an Employee but is in the employ of the Company or an Affiliated Employer; however, no Benefit Service shall be counted for that period, except as specifically provided in
         Article 3 and Article 11.

2.03     MEMBERSHIP UPON REEMPLOYMENT

         If an Employee's membership in the Plan ends and he again becomes an Employee, he shall again become a Member as of his date of restoration to service as an Employee.

ARTICLE 3.  SERVICE

3.01     ACCUMULATED SERVICE

         (a) Accumulated Service, with respect to any Employee, shall mean the period of employment with the Company, whether or not as an Employee, beginning on the date the Employee first completes one Hour of Service and ending on the Employee's Severance Date. If an Employee's employment is terminated and he is later reemployed within one year, the period between his termination date and the date of his reemployment shall be included in his Accumulated Service. A Break in Service shall occur if an Employee is not reemployed within one year after the Severance Date; provided, however, that if an Employee's employment is terminated or if the Employee is otherwise absent from work because of Parental Leave, a Break in Service shall occur only if the Employee is not reemployed or does not return to active service within two years of his Severance Date. All periods of employment credited as Accumulated Service shall be counted, regardless of any Break in Service; provided, however, if an Employee who was a non- vested hourly employee terminated employment prior to January 1, 1976, incurred a Break in Service of one day or longer and is re-employed by the Company, any service credited prior to January 1, 1976 shall not be restored to such Employee.

         (b) If an Employee shall have been absent from the service of the Company because of service in the Armed Forces of the United States, and if he shall have returned to the service of the Company, having timely applied to return while his reemployment rights were protected by law, that absence shall not count as a Break in Service, but instead shall be counted as Accumulated Service.

         (c) In the case of a Disabled Employee who is eligible for a deferred disability retirement under Section 4.05(b), any period prior to the Employee's attainment of age 65 for which the Employee is entitled to benefits under a group long-term disability plan sponsored by the Company counts as Accumulated Service.

         (d) A period of layoff and a period during which an Employee is on a leave of absence approved by the Company shall not be considered Breaks in Service.

         (e) For purposes of determining eligibility for vesting and retirement, each of the following periods of service shall be counted in a person's Accumulated Service to the extent that it would be recognized under paragraphs (a) through (c) above with respect to Employees:

                 (i) a period of service as an employee, but not an Employee of the Company, and

                 (ii) a period of service as an employee of an Affiliated Employer.

3.02     BENEFIT SERVICE

         Benefit Service prior to January 1, 1989 shall be determined under the provisions of the Prior Plan. For any year, Benefit Service shall not exceed one full year less any Benefit Service granted to the Employee for that year by any other defined benefit plan of the Company or an Affiliated Employer. Benefit Service shall not be credited for any period in which the Employee is not credited with Accumulated Service.

         (a)     Benefit Service shall include:

                 (i) With respect to any Member who is a Full-time Employee, the period of employment with the Company beginning on the date the Member first completes an Hour of Service and ending on the Member's Severance Date, subject to the rules contained in this Section 3.02.

                 (ii) Any Member who is a Part-time Employee must complete at least 1,000 Hours of Service in a Plan Year in order to receive credit for Benefit Service during that Plan Year (except as noted below), and the Benefit Service counted for any Plan Year shall be a fraction, the numerator of which is the number of Hours of Service as a Member which the Part-time Employee completed during the Plan Year, and the denominator is 2,080. Notwithstanding the above, Benefit Service will be counted as provided above in this paragraph for the first Plan Year of the Part-time Employee's employment (regardless of the number of Hours of Service the Part-time Employee completes in his first Plan Year of employment) if such Part-time Employee completes at least 1,000 Hours of Service in the 12-month period beginning with the date of his first Hour of Service, provided the Employee is an active Member of the Plan on or after January 1, 1992. This provision shall also apply in the first year of re-employment of a Member who is rehired as a Part-time Employee and whose previous period(s) of employment was as a Full-time Employee. In addition, the Part-time Employee shall not be required to complete at least 1,000 Hours of Service during the Plan Year in which he terminates employment and Benefit Service will be counted as provided above in this paragraph for such Plan Year.

                 (iii) Any period of absence from service with the Company due to service in the Armed Forces of the United States which is counted in a Member's Accumulated Service, as provided in Section 3.01(c)

                 (iv) any period during which an Employee is on an approved leave of absence, including Parental Leave and layoff, up to one year. For a Part-time Employee, such period of approved leave of absence shall be credited with the number of hours the Part-time Employee was regularly scheduled to work during the same period of time in the immediately preceeding 12-month period.

                 (v) In the case of a Disabled Employee who is eligible for a deferred disability retirement under Section 4.05(b), any period prior to the Employee's attainment of age 65 for which the Disabled Employee is entitled to benefits under a group long-term disability plan sponsored by the Company counts as Benefit Service.

                 (vi) Any period between a Severance Date and a reemployment date which is counted as Accumulated Service as provided in Section 3.01(a).

                 (vii) Any period credited as Benefit Service for transferred Employees as provided in Article 11.

         (b)     Benefit Service shall exclude:

                 (i) Employment after an Employee's Normal Retirement Date unless such Employee has at least one Hour of Service on or after January 1, 1988.

                 (ii) All service with respect to any Employee hired after attaining age 60, unless such Employee has at least one Hour of Service on or after January 1, 1988.

                 (iii) Any period in which a Member is not an Employee, except as may otherwise be provided in Article 11 or Appendix A.

                 (iv) Any Benefit Service credited prior to January 1, 1976 for an Employee who was a nonvested hourly employee who terminated employment prior to January 1, 1976 and who is rehired by the Company, if he incurred a Break in Service of one day or longer.

                 (v)      All part-time and temporary service prior to January
                          1, 1976.

3.03     RESTORATION TO SERVICE

         (a) If a Member in receipt of a Pension is restored to service with the Company or an Affiliated Employer as an Employee, the following shall apply:

                 (i) The Pension payable to such Member shall cease (unless the provisions of Section 5.04(b) are applicable), and any election of an optional benefit in effect shall be void. A benefit shall be paid to the Member's surviving spouse in accordance with the provisions of Section 4.06 if the Member should die in active service based on the Member's accrued Pension at death (including any additional Pension such Member accrues after his restoration to service).

                 (ii) Any Accumulated Service and Benefit Service to which he was entitled when he retired or terminated service shall be restored to him.

                 (iii) Upon subsequent retirement or termination of service, the Member's Pension shall be based on the benefit formula then in effect and on the Member's Pensionable Wages and Benefit Service both before and after the period during which such Member was not in the service of the Company, reduced by an amount of actuarial equivalent value of the Pension, if any, the Member received both before the date of his restoration to service and before his Normal Retirement Date (computed on the basis of The UP-1984 Table and the interest rates used by the PBGC for valuing benefits for single employer plans that terminate on the date of rehire).

                 (iv) The Member's Pension upon subsequent retirement shall never be less than the amount of the Member's previous Pension but modified to reflect any change in the option or a change in the Contingent Annuitant in effect on subsequent retirement and further modified to reflect any refund or transfer of Accumulated Contributions as provided in Article 6.

                 (v) Upon later retirement of a Member in service after Normal Retirement Date, payment of the Member's Pension shall resume effective as of the first day of the month following such retirement, payable no later than the third month after the latest Suspendible Month during the period of restoration, and shall be adjusted, if necessary, in compliance with Title 29 of the Code of Federal Regulations, Section 2530.203-3, in a consistent and nondiscriminatory manner.

         (b) If a Member entitled to but not in receipt of a Pension or a former Member who did not receive a lump sum settlement is restored to service , his Accumulated Service and Benefit Service shall be determined as provided in Section 3.01 and
                 3.02. If such former Member is restored to service as an Employee, he shall again become a Member as of his date of restoration to service.

         (c) If a Member entitled to but not in receipt of a Pension is restored to service with the Company after incurring a Break in Service, or if a former Member who received a lump sum settlement in lieu of a Pension is restored to service with the Company, the following shall apply:

                 (i) Any Benefit Service to which the Member was entitled at the time of his termination of service shall be restored to him, and the value of the lump sum settlement is disregarded in the subsequent determination of his Pension, provided he repays (within five years of the date he is restored to service) the amount of the lump sum settlement, if any, received upon his initial termination of service together with interest on that amount to the date of repayment at the rate prescribed by Section 411(a)(7)(C) of the Code. If the Member does not repay the lump sum settlement, his Pension (payable at age 65) upon subsequent termination of employment will be reduced by his Pension payable at age 65 for which he previously received a lump sum settlement.

                 (ii) Upon the later termination or retirement of a Member whose previous Benefit Service has been restored under this paragraph (c), his Pension shall be based on the benefit formula then in effect and on his Pensionable Wages and Benefit Service before and after the period when he was not in the service of the Company, but in no event shall it be less than the Member's previous Pension modified to reflect any option in effect on subsequent retirement and further modified to reflect any refund or transfer of Accumulated Contributions as provided in Article 6.

         (d) Prior to September 1, 1991, if the Employee upon previous termination had assets of this Plan representing the present value of the Accrued Benefit (as described in Section 5.01(c)) transferred to another retirement plan, the monthly benefit due shall be reduced by that Accrued Benefit prior to any reduction for early retirement or options elected.

                 Effective September 1, 1991, in the event a Member of the Plan ceases to be an employee of the Company due to the divestiture of a subsidiary, division or Affiliated Employer, and such Member's accrued normal retirement Pension at that date becomes an obligation of a successor employer's retirement plan due to a transfer of both Trust assets and Plan liabilities to the successor employer's retirement plan and trust, then upon rehire by the Company or an Affiliated Employer, such Member's normal retirement Pension computed under Section 4.01 of the Plan shall not include any Benefit Service earned prior to the date of such divestiture.

3.04     SPECIAL PROVISIONS FOR MEMBERS WITH SERVICE AT ACQUIRED COMPANIES

         (a) The Board of Directors shall determine the extent, if any, to which Accumulated Service and Benefit Service shall count for service rendered by any employee while in the employ of any acquired company prior to its acquisition by the Company.

         (b) Any Member whose pre-acquisition service is included as Benefit Service under Section 3.02 shall have the retirement allowance computed under Section 4.01 reduced by any accrued Pension earned under any other qualified defined benefit pension plan for the same period of service, provided no assets were transferred to the Company for such benefits.

ARTICLE 4.  ELIGIBILITY FOR AND AMOUNT OF BENEFITS

4.01     NORMAL RETIREMENT

         Certain Accrued Benefits for Members of the Plan as of December 31, 1988 are minimum benefits under this Plan and are specified in Appendix B.

         (a) The right of a Member to receive his normal retirement Pension shall be nonforfeitable as of his Normal Retirement Age. A Member may retire from service on a normal retirement Pension beginning on his Normal Retirement Date, or he may postpone his retirement and remain in service after his Normal Retirement Date, in which event the provisions of Section 4.02 shall be applicable.

                 Each Member's normal retirement Pension shall be computed in accordance with the terms of this Section 4.01 and all other applicable Plan provisions as in effect on the Member's Annuity Starting Date.

                 However, the annual normal retirement Pension shall never be less than the greatest annual amount of reduced early retirement Pension which the Member could have received under
                 Section 4.03 (or Appendix B but without consideration of the Offset Due to the Refund of Accumulated Contributions) before his Normal Retirement Date.

         (b) Subject to the provisions of Section 5.01, the annual normal retirement Pension payable upon retirement on a Member's Normal Retirement Date shall be equal to the sum of 4.01(b)(i), (ii) and (iii):

                 (i) 1.02% of Average Final Salary up to Covered Compensation plus 1.40% of Average Final Salary in excess of Covered Compensation multiplied by Benefit Service up to 35 years,

                 (ii) 1.33% of Average Final Salary multiplied by Benefit Service in excess of 35 years, and

                 (iii) 2.5% of the Employee's Accumulated Contributions, if any, together with interest at the rate of 5% per year compounded annually from January 1, 1986 to the Annuity Starting Date.

         (c) The minimum annual normal retirement Pension shall be $240 multiplied by the number of years of the Member's Benefit Service, or the Employee Provided Portion of the Pension, if greater.

4.02     LATE RETIREMENT

         (a) If a Member postpones his retirement as provided in Section 4.01(a), he shall be retired from service on a late retirement Pension on the first day of the calendar month after the Retirement Committee receives his written application to retire.

         (b) The late retirement Pension shall be an immediate Pension beginning on the Member's late retirement date and, subject to
                 Section 5.01, shall be equal to (i) the amount determined in accordance with Section 4.01(b) based on the Member's Benefit Service and Average Final Salary as of his late retirement date, or, if greater, (ii) the amount of Pension to which the Member would have been entitled under Section 4.01(b) if he had retired on his Normal Retirement Date, increased by an amount of equivalent actuarial value to the monthly payments which would have been payable with respect to each month during the postponement period which is not a Suspendible Month. Any monthly payment amount determined under clause
                 (ii) above with respect to any month which is not a Suspendible Month shall be computed as if the Member had retired as of his Normal Retirement Date, and recomputed as of the first day of each subsequent Plan Year during which payment would have been made. For purposes of this Section, equivalent actuarial value shall be computed on the basis of The UP-1984 Table and an interest rate of five per cent per year compounded annually.

         (c)     In the event a Member's Pension is required to begin under
                 Section 5.04(b) while the Member is in active service, such required beginning date shall be the Member's Annuity Starting Date for purposes of Article 5, and the Member shall receive a late retirement Pension commencing on or before such required beginning date in an amount determined as if he had retired on such date. As of each succeeding January 1 prior to and including the Member's actual late retirement date (and as of his actual late retirement date), the Member's Pension shall be recomputed to reflect additional accruals.

4.03     EARLY RETIREMENT

         (a) A Member who has not reached his Normal Retirement Date but who has (i) reached his 55th birthday and completed ten years of Accumulated Service, or (ii), provided he was a Member of the Plan as of June 30, 1984, attained age 60, shall be retired from service on an early retirement Pension on the first day of the calendar month after the Retirement Committee receives his written application to retire.

         (b) The early retirement Pension shall be a deferred Pension beginning on the Member's Normal Retirement Date and, subject to the provisions of Section 5.01, shall be equal to his Accrued Benefit. However, the Member may elect to receive an early retirement Pension beginning on the first day of any calendar month before his Normal Retirement Date. In that case, the Member's Pension shall be equal to the deferred Pension reduced by 1/3 of 1% for each month by which the date the Member's early retirement Pension precedes his Normal Retirement Date; provided, however, if the Member shall have 25 years of Accumulated Service at his date of retirement, the Member's Pension shall be equal to the deferred Pension reduced by 1/3 of 1% for each month by which the date the Member's early retirement Pension precedes the first day of the calendar month coincident with or immediately following the Member's 62nd birthday.

4.04     DEFERRED VESTED RETIREMENT

         (a) A Member shall be 100 per cent vested in, and have a nonforfeitable right to, his Accrued Benefit upon completion of five years of Accumulated Service or the attainment of age
                 55. If the Member's employment with the Company is subsequently terminated after being 100% vested, for reasons other than retirement or death, he shall be eligible for a vested Pension after the Retirement Committee receives his written application for the Pension.

         (b) The vested Pension shall begin on the Member's Normal Retirement Date and, subject to the provisions of Section 5.01, shall be equal to his Accrued Benefit. However, the Member may elect to have his vested Pension begin on the first day of any calendar month following his 55th birthday (or, if the Member was a Member prior to January 1, 1989, following his 50th birthday) and before his Normal Retirement Date. In that case, the Member's Pension shall be equal to the vested

                 Pension otherwise payable at his Normal Retirement Date reduced as provided below. The reduced benefit payable shall be equal to the Member's Accrued Benefit multiplied by the appropriate percent from the following schedule:

               Age Pension                                  Percent
                Commences                                   Payable
               -----------                                -----------
                    50                                          26%
                    51                                          28
                    52                                          30
                    53                                          33
                    54                                          36
                    55                                          39
                    56                                          42
                    57                                          46
                    58                                          50
                    59                                          55
                    60                                          61
                    61                                          67
                    62                                          74
                    63                                          81
                    64                                          90

         When the age at commencement is other than full years, the factors in the above schedule shall be interpolated to four decimal places to take into account the number of full months.

4.05     DISABILITY RETIREMENT

         (a)     Immediate Disability Retirement

                 (i) A Member who has not reached his Normal Retirement Date but who has completed 10 years of Accumulated Service shall be retired from service on an immediate disability retirement Pension beginning on the first day of the month immediately after the Retirement Committee receives written application for the Pension made by or for the Member, but only if the Retirement Committee determines, on the basis of medical evidence satisfactory to it that (A) the Member is mentally or physically incapable of satisfactory service, (B) the mental or physical condition is likely to be permanent, (C) the Member is not eligible for a deferred disability retirement Pension under paragraph (b) below, and (D) the Member is eligible for and continuously receiving disability insurance benefits under the Social Security Act.
                          The phrase "incapable of satisfactory service" shall mean physical or mental inability to perform three-quarters of useful employment. However, a Member shall not be eligible for an immediate disability retirement Pension if the disability is caused by or is a result from (A) war, declared or undeclared, or any act of insurrection;
                          (B) service in the armed forces of any country; (C) any attempt at suicide or intentionally self-inflicted injury; or (D) commission of an assault, battery or felony. The application for the Pension referenced above must be received by the Retirement Committee before the Employee's date of termination of employment.

                 (ii) Subject to the provisions of Section 5.01, the disability retirement Pension for a Member eligible for an immediate disability retirement Pension under this Section 4.05(a) shall be calculated as a normal retirement Pension in accordance with Section 4.01(b) as in effect on the date the Member's Pension commences, based on his Average Final Salary at the time he ceases employment on account of disability, and on his Benefit Service under Section 3.02, but it shall only be payable subject to continuance of his disability as provided in subparagraph (iii) below.

                 (iii) No more frequently than once each year, as a condition of his continuing to receive a disability retirement Pension, the Retirement Committee may require any Member receiving a disability retirement Pension who has not reached his Normal Retirement Date to undergo a medical examination by a physician or physicians approved by the Retirement Committee. If any Member refuses to submit to that medical examination, the Member's disability retirement pension shall be discontinued until the Member's withdrawal of refusal. If the Member's refusal continues for one year, all rights in and to the disability retirement Pension shall cease. If the Retirement Committee finds from such medical examination or otherwise that the disability of a Member receiving a disability retirement Pension who has not reached Normal Retirement Date has been removed, the Member's disability retirement Pension shall be discontinued until the Member's Normal Retirement Date. However, the Member shall be entitled to have the original disability retirement Pension restored prior to Normal Retirement Date if, on the basis of a medical examination by an approved physician or physicians, the Retirement Committee finds that the Member has again lost earning capacity due to the original disability.

         (b)     Deferred Disability Retirement

                 (i) A Member who ceases to be employed by the Company on account of disability before his Normal Retirement Date shall be eligible for a deferred disability retirement Pension, but only if the Member is eligible for and continuously receiving disability benefits under the Company's long-term disability plan for the period of time from his disability, as determined by the Retirement Committee under rules uniformly applicable to all employees similarly situated, until benefits under the Company's long-term disability plan cease, on or after his 65th birthday. Such disability retirement Pension shall commence on such date as the Member may elect, which shall be no earlier than his Normal Retirement Date or the date he ceases to be eligible for payments under the Company's long-term disability plan, whichever is later.

                 (ii) Subject to the provisions of Section 5.01, the disability retirement Pension for a Member eligible for a deferred disability Pension under this Section 4.05(b) shall be calculated as a normal retirement Pension in accordance with Section 4.01(b) as in effect on the Member's Normal Retirement Date, based on (i) his Pensionable Wages as provided in Section 1.36, and (ii) his Benefit Service as provided in
                          Section 3.02(a)(v).

                 (iii) If the Member ceases to be eligible for disability benefits under the Company's long-term disability plan prior to his Normal Retirement Date (or prior to the date long-term disability benefits are scheduled to cease, if after his Normal Retirement Date) and if he is not eligible for an immediate disability retirement Pension under paragraph (a) above or is not restored to active service, he shall be entitled to retire on an early retirement Pension as of the first day of the calendar month immediately after his long- term disability payments cease (if, as of the date he ceases to be eligible for the Company's long-term disability plan, he had completed the eligibility requirements for such Pension), or he shall be entitled to receive a vested Pension beginning on his Normal Retirement Date (if, as of the date he became eligible for the Company's long-term disability plan, he was eligible for a vested Pension), or he shall be entitled to receive a Normal Retirement Pension (if, as of the date he ceased to be eligible for the Company's long-term disability plan, he was eligible for a Normal Retirement Pension). The Pension shall be computed as provided in subparagraph (ii) above as if the date his long-term disability plan benefits ceased was his date of termination, and on the basis of the Plan provisions in effect on the date he ceased to be eligible for the Company's long-term disability plan.

4.06     SPOUSE'S PENSION

         (a) In case of the death, before the Member's Annuity Starting Date, of a married Member, including a Disabled Employee eligible for a deferred disability retirement Pension under
                 Section 4.05(b) above, or of a former Member who terminated on or after January 1, 1976 with entitlement to a vested Pension, and then dies on or after August 23, 1984, there shall be payable to the Member's surviving spouse for life a monthly spouse's Pension. The Pension shall begin as of the Member's Normal Retirement Date (or as of the first of the month following the date of death of the Member, if later), provided, however, that the Member's spouse may elect to receive the spouse's pension commencing on the first day of the month beginning with the month in which the Member's death occurs, or, if later, the first day of any month following the date the Member would have reached the earliest retirement age under Section 4.03.

         (b)     The monthly installment shall be equal to:

                 (i) in the case of a married Member who dies after completing the requirements for an early or normal retirement allowance, the amount that the spouse would have received if the Member had:

                          (A) retired on the first day of the month of death on an early or normal retirement Pension, whichever is applicable, and

                          (B) made an effective election under Section 5.02 specifying the 100% Option and designating the spouse as the contingent annuitant; or

                 (ii) in the case of a married Member who dies in active service having met the requirements for a vested Pension, after terminating service with entitlement to a vested Pension, or who is a Disabled Employee eligible for a deferred disability retirement Pension under Section 4.05(b) above, but in any case before his Annuity Starting Date, the amount which would have been payable to the spouse if the Member had:

                          (A) terminated employment on the date of death, if the Member was then in active service,

                          (B) retired on the first day of the month of death on a Normal Retirement Pension, or such earlier date provided in Section 4.03 as is elected by the surviving spouse,

                          (C) made an effective election under Section 5.02 specifying the 50% Option and designating the spouse as the contingent annuitant, and

                          (D)     then died on the following day.

4.07     DEATH

         (a) Upon receipt of proof satisfactory to the Retirement Committee that a retired Member died more than 31 days after normal or early retirement, a special lump sum death benefit shall be paid to the Member's designated beneficiary, or beneficiaries, if living; otherwise, to such Member's legal representatives. This death benefit shall be equal to the amount of the post-retirement group life insurance carried by the Company for the Member immediately prior to the date of the Member's retirement, but shall not exceed $5,000.

         (b) For purposes of the benefit provided in (a) above, a Member's beneficiary, or beneficiaries, shall be designated by the Member in writing, duly executed and filed with the Retirement Committee. If a Member designates more than one beneficiary, then each designated beneficiary living at the time of the Member's death shall share in any amounts that become payable as indicated in the beneficiary designation. If no such beneficiary designation is in effect at the time of death of the Member, or if no person, persons or entity so designated shall survive the Member, the Member's surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise, the Beneficiary shall be the estate of the Member.

4.08     PAYMENTS TO PERSONS RETIRED UNDER THE PRIOR PLAN

         (a) Any person entitled to receive retirement income or another allowance under the Prior Plan as in effect prior to January 2, 1986 shall be considered as a retired Member or former Member of the Plan, as the case may be, and after January 1, 1986 shall continue to receive the retirement income or other allowance under the Prior Plan. However, the retirement income or other allowance shall be subject to all terms and conditions of the Prior Plan as in effect at the time the person retired or terminated employment.

         (b) Any person entitled to receive retirement income or another allowance under the Prior Plan as in effect prior to January 1, 1989 shall be considered as a retired Member or former Member of the Plan, as the case may be, and after December 31, 1988 shall continue to receive the retirement income or other allowance under the Plan. However, the retirement income or other allowance shall be subject to all terms and conditions of the Plan as in effect at the time the person retired or terminated employment.

4.09     THRIFT PLAN BENEFIT

         If a Member (to whom the provisions of Section 6.03(b) apply) fails to make an election under Article 9 of the Manville Employees Thrift Plan (the Thrift Plan) to not have the Retirement Plan Account of the Thrift Plan be paid in the form of an annuity, the balance of such account shall be transferred to this Plan and an equivalent additional benefit shall be paid from this Plan. Such additional benefit will be calculated based on The UP-1984 Mortality Table and the interest rate used by the PBGC for valuing benefits for single employer plans that terminate on the Member's Annuity Starting Date or calculated on the date of transfer, if earlier.

4.10     MAXIMUM BENEFIT LIMITATION

         (a) The maximum annual Pension payable to a Member under the Plan in the form of a single life annuity, when added to any pension attributable to contributions of the Company or an Affiliated Employer provided to the Member under any other qualified defined benefit plan, shall be equal to the lesser of (1) $90,000 (as indexed), or (2) the Member's average annual remuneration during the three consecutive calendar years of his membership in the Plan affording the highest such average, or during all of the years in which he was a Member of the Plan if less than three years, subject to the following adjustments:

                 (i) If the Member has not been a Member of the Plan for at least ten years, the maximum annual Pension in clause (1) of paragraph (a) above shall be multiplied by the ratio which the number of years of his membership in the Plan bears to ten. This adjustment shall be applied separately to the amount of the Member's Pension resulting from each change in the benefit structure of the Plan, with the number of the years of membership in the Plan being measured from the effective date of each such change.

                 (ii) If the Member has not completed ten years of Accumulated Service, the maximum annual Pension in clause (2) of paragraph (a) above shall be multiplied by the ratio which the number of years of his Accumulated Service bears to ten.

                 (iii) If the Pension begins before the Member's Social Security Retirement Age but on or after his 62nd birthday, the maximum Pension in clause (1) of paragraph (a) above shall be reduced by 5/9 of one per cent for each of the first 36 months plus 5/12 of one per cent for each additional month by which the Member is younger than the Social Security Retirement Age at the date his Pension begins. If the Pension begins before the Member's 62nd birthday, the maximum Pension in clause (1) of paragraph (a) above shall be of equivalent actuarial value to the maximum benefit payable to age 62 as determined in accordance with the preceding sentence. For purposes of this Section, equivalent actuarial value shall be computed on the basis of The UP-1984 Table and an interest rate of five per cent per year compounded annually.

                 (iv) If the Pension begins after the Member's Social Security Retirement Age, the maximum Pension in clause (1) of paragraph (a) above shall be of equivalent actuarial value (based on The UP-1984 Table and an interest rate of five per cent per year compounded annually) to that maximum benefit payable at the Social Security Retirement Age.

                 (v) If the Member's Pension is payable as a Qualified Joint and Survivor Annuity with his spouse as the Beneficiary, the modification of the Pension for that form of payment shall be made before the application of the maximum limitation, and, as so modified, shall be subject to the limitation.

         (b) In the case of a Member who is also a member of a defined contribution plan of the Company or an Affiliated Employer, his maximum benefit limitation shall not exceed an adjusted limitation computed as follows:

                 (i)      Determine the defined contribution fraction.

                 (ii)     Subtract the result of (i) from one (1.0).

                 (iii)    Multiply the dollar amount in clause (1) of paragraph
                          (a) above by 1.25.

                 (iv) Multiply the amount described in clause (2) of paragraph (a) above by 1.4.

                 (v) Multiply the lesser of the result of (iii) or the result of (iv) by the result of (ii) to determine the adjusted maximum benefit limitation applicable to the Member.

         (c)     For purposes of this Section:

                 (i) the defined contribution fraction for a Member who is a member of one or more defined contribution plans of the Company or an Affiliated Employer shall be a fraction, the numerator of which is the sum of the following (but reduced by any amount permitted by regulations promulgated by the Commissioner of Internal Revenue):

                          (A) the Company's or Affiliated Employer's contributions credited to the Member's accounts under the defined contribution plan or plans,

                          (B) with respect to Limitation Years beginning before 1987, the lesser of the part of the Member's contributions in excess of six per cent of his compensation or one-half of his total contributions to such plan or plans; and, with respect to Limitation Years beginning after 1986, all of the Member's contributions to such plan or plans, and

                          (C) any forfeitures allocated to his accounts under such plan or plans;

                          and the denominator of which is the lesser of the following amounts determined for each year of the Member's Accumulated Service:

                          (D) 1.25 multiplied by the maximum dollar amount allowed by law for that year, or

                          (E) 1.4 multiplied by 25% of the Member's remuneration for that year.

                          At the direction of the Retirement Committee, the portion of the denominator of that fraction with respect to Limitation Years ending before 1983 shall be computed as the denominator for the Limitation Year ending in 1982, as determined under the law as then in effect, multiplied by a fraction, the numerator of which is the lesser of:

                          (F)     $51,875, or

                          (G) 1.4 multiplied by 25% of the Member's remuneration for the Limitation Year ending in 1981;

                          and the denominator of which is the lesser of:

                          (H)     $41,500, or

                          (I) 25% of the Member's remuneration for that Limitation Year;

                 (ii) a defined contribution plan means a pension plan which provides for an individual account for each member and for benefits based solely upon the amount contributed to the member's account, and upon any income, expenses, gains and losses, and any forfeitures of accounts of other members which may be allocated to that member's account, subject to (iii) below;

                 (iii) a defined benefit plan means any pension plan which is not a defined contribution plan; however, in the case of a defined benefit plan which provides a benefit that is based partly on the balance of the separate account of a member, that plan shall be treated as a defined contribution plan to the extent benefits are based on the separate account of a member and as a defined benefit plan with respect to the remaining portion of the benefits under the plan; and

                 (iv) the term "remuneration" with respect to any Member shall mean the wages, salaries and other amounts paid in respect of such Member by the Company or an Affiliated Employer for personal services actually rendered, determined after any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations) or under a "cafeteria plan" (as defined under Section 125 of the

                          Code and its applicable regulations), and shall include, but not by way of limitation, bonuses, overtime payments and commissions; and shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code.

         (d) Notwithstanding the preceding paragraphs of this Section, a Member's annual Pension payable under this Plan, prior to any reduction required by operation of paragraph (b) above, shall in no event be less than:

                 (i) the benefit that the Member had accrued under the Plan as of the end of the Plan Year beginning in 1982, with no changes in the terms and conditions of the Plan on or after July 1, 1982 taken into account in determining that benefit, or

                 (ii) the benefit that the Member had accrued under the Plan as of the end of the Plan Year beginning in 1986, with no changes in the terms and conditions of the Plan after May 5, 1986 taken into account in determining that benefit.

ARTICLE 5.  PAYMENT OF PENSIONS

5.01     NORMAL FORM OF PAYMENT

         (a) If the Member is not married on his Annuity Starting Date, his Pension shall be payable in monthly installments ending with the last monthly payment for the month in which death occurs, unless the Member has elected an optional benefit as provided in Section 5.02. However, if the Member has retired due to disability and is receiving an immediate disability retirement Pension under Section 4.05(a), the provisions of Section 4.05 relating to continuance of disability shall apply.

         (b) If the Member is married on his Annuity Starting Date, and if he has not elected an optional form of benefit as provided in
                 Section 5.02, the Pension payable shall be in the form of a 50% Qualified Joint and Survivor Annuity. The Qualified Joint and Survivor Annuity means Option 4 under Section 5.02, and is a joint and survivor Pension of equivalent actuarial value to the Pension otherwise payable, providing for a reduced Pension payable to the Member during his life; and, after his death, providing for a Pension at the rate of one-half the Pension paid to the Member, payable to and during the life of the spouse to whom he was married at his Annuity Starting Date. Notwithstanding the preceding, if an option described in
                 Section 5.02 provides for payments continuing after the Member's death for the life of a Contingent Annuitant at a rate of at least 50% but not more than 100% of the Pension payable for the life of the Member, and if such option, with the spouse to whom the Member is married on his Annuity Starting Date named as Contingent Annuitant, would be of greater actuarial value than the joint and survivor annuity described above, such option with such spouse as Contingent Annuitant shall be the Qualified Joint and Survivor Annuity.

         (c) Notwithstanding the above, a lump sum payment of equivalent actuarial value shall be made in lieu of all benefits if the present value of the Pension payable to or on the behalf of the Member (such Pension determined as of the Member's Normal Retirement Date or actual termination of service, if later) amounts to $3,500 or less. In determining the present value and the amount of a lump sum payment payable under this paragraph, the interest rate(s) to be used shall be the interest rate(s) which would be used by the Pension Benefit Guaranty Corporation for valuing deferred pensions commencing at Normal Retirement Date for single employer plans that terminate on the date of determination, and The UP-1984 Table. The lump sum payment shall be made as soon as administratively practicable following the Member's termination of service or death, but in any event, prior to the date his Pension payments would have otherwise commenced. In the event a Member is not entitled to any Pension upon his termination of employment, he shall be deemed cashed-out under the provisions of this paragraph (c) as of the date he terminated service.

5.02     OPTIONAL FORMS OF PAYMENT

         Any Member may, subject to the provisions of Section 5.03, elect to convert the Pension otherwise payable to him into one of the options named below. A Member who retired on an immediate disability retirement Pension as provided in Section 4.05(a) prior to his Normal Retirement Date may elect an option (limited to Option 2 and Option 4) to take effect immediately, which shall remain in effect on and after his Normal Retirement Date.

         Option 1.        A Pension payable for the Member's life, with no
                          Pension payable after his death.

         Option 2.        A modified Pension payable during the Member's life,
                          and after his death payable at 100% of the rate of his modified Pension to and during the life of the contingent annuitant named by him when he elected the option.

         Option 3.        A modified Pension payable during the Member's life,
                          and after his death payable at 75% of the rate of his modified Pension to and during the life of the contingent annuitant named by him when he elected the option.

         Option 4.        A modified Pension payable during the Member's life,
                          and after his death payable at 50% of the rate of his modified Pension to and during the life of the contingent annuitant named by him when he elected the option.

         Option 5.        A modified Pension payable during the Member's life,
                          and after his death payable at 25% of the rate of his modified Pension to and during the life of the Beneficiary named by him when he elected the option.

         Under an election of Option 2, 3, 4 or 5, the Member's allowance is determined by multiplying the Pension (which would otherwise be payable for the life of the Member) by the "appropriate factor" set forth below; and, after the Member's death, there shall be paid during the life of, and to, the Member's contingent annuitant, the selected percentage of the Member's reduced Pension.

         The "appropriate factor," prior to July 1, 1990, is the appropriate factor from the following schedule (the "Plan Defined" factor). If, however, the contingent annuitant is more than five years younger than the Member, the Member's Pension shall be further reduced by multiplying the Pension by the "appropriate factor" below for each full year in excess of five years by which the Member is older than the contingent annuitant.

                      NON-DISABILITY PLAN DEFINED FACTORS
                             PRIOR TO JULY 1, 1990

                                                                   Column A                          Column B
                                                            ----------------------        ------------------------------
                                                                                          Additional Reduction for Each
                                                                                            Full Year Over 5 by Which
                Option Percentage to Contingent             Reduction in Member's              Member is Older Than
                           Annuitant                              Allowance                    Contingent Annuitant
             ------------------------------------           ----------------------        ------------------------------
             Option 1 (Life Only Option)                             None                              None
             Option 2 (100% Option)                                  21%                               .75%
             Option 3 (75% Option)                                   17%                               .75%
             Option 4 (50% Option)                                   11%                               .50%
             Option 5 (25% Option)                                   5.5%                              .25%

              PLAN DEFINED IMMEDIATE DISABILITY RETIREMENT FACTORS
                             PRIOR TO JULY 1, 1990


                                                                    100% OPTION                     50% OPTION
                                                                    -----------                     -----------
             Factor A For Member's Nearest Age

                                 50                                    .705                            .830
                                 51                                    .701                            .827
                                 52                                    .697                            .824
                                 53                                    .693                            .821
                                 54                                    .689                            .818
                                 55                                    .685                            .815
                                 56                                    .681                            .812
                                 57                                    .677                            .809
                                 58                                    .673                            .806
                                 59                                    .669                            .803
                                 60                                    .665                            .800
                                 61                                    .661                            .979
                                 62                                    .657                            .794
                                 63                                    .653                            .791
                                 64                                    .649                            .788
             Factor B                                                  .007                            .006
             Maximum Allowable Factor                                  .920                            .950

         Factor A is (i) reduced by Factor B for each full year that the Member is older than the contingent annuitant, or (ii) increased by Factor B for each full year that the Member is younger than the contingent annuitant.

         On and after July 1, 1990, the "appropriate factor" shall be the greater of the "Plan-defined" factor or the actuarial equivalent factor. The actuarial equivalent factor shall be determined using an 8% interest rate and the following mortality rate assumptions:

         (i) Non-disability benefits: The principal annuitant determination shall use the 1989 Buck Mortality Table, with a blending of the male and female rates at a ratio of 95% male and 5% female. The contingent annuitant determination shall use the 1989 Buck Mortality Table, with a blending of the male and female rates at a ratio of 5% male and 95% female.

         (ii) Disability benefits: The principal annuitant determination shall use the 1972 U.S. Steel Disabled Mortality Table with a blending of the male and female rates at a ratio of 95% male (set forward five years) and 5% female (set back five years). The contingent annuitant determination shall use the 1989 Buck Mortality Table with a blending of the male and female rates at a ratio of 5% male and 95% female.

         However, if the contingent annuitant selected is not the Member's spouse, the amount of the Pension payable to the Member under Option 2, 3, 4 or 5 shall be adjusted in accordance with Code Section 4.01(a)(9) and the regulations thereunder.

         Notwithstanding the above, a Member retiring on an immediate disability retirement Pension as provided in Section 4.05(a) shall be limited to Option 2 (100% Option) and Option 4 (50% Option) only.

         If a Member dies after Pension payments have commenced, any payments continuing to be made to his spouse or contingent annuitant shall be distributed at least as rapidly as under the method of distribution being used as of the Member's date of death.

5.03     ELECTION OF OPTIONS

         (a) A married Member's election of Option 1 or Option 5 shall only be effective if Spousal Consent to the election is received by the Retirement Committee.

         (b) The Retirement Committee shall furnish to each Member, no less than 30 days and no more than 90 days before his Annuity Starting Date, a written explanation in nontechnical language of the terms and conditions of the Pension payable to the Member in the normal and optional forms of payment described in Sections 5.01 and

                 5.02. Such explanation shall include a general description of the eligibility conditions for, and the material features and relative values of, the optional forms of Pensions under the Plan, any rights the Member may have to defer commencement of his Pension, the requirement for Spousal Consent as provided in paragraph (a) above, and the right of the Member to make, and to revoke, elections under Section 5.02. An election under Section 5.02 shall be made on a form provided by the Retirement Committee and may be made during the 90-day period ending on the Member's Annuity Starting Date, but not prior to the date the Member receives the written explanation described in this paragraph (b).

         (c) An election of an option under Section 5.02 may be revoked on a form provided by the Retirement Committee, and subsequent elections and revocations may be made at any time and from time to time during the 90-day election period. An election of an optional benefit shall be effective on the Member's Annuity Starting Date and cannot thereafter be revoked or changed. A revocation of any election during the 90-day election period shall be effective when the completed form is filed with the Retirement Committee. If an unmarried Member who has elected an optional benefit dies within 30 days of the Member's Annuity Starting Date, the option shall become effective on the scheduled date of retirement and shall not be revoked. If a married Member who has elected an optional benefit dies before the Annuity Starting Date, the election shall be revoked. If the contingent annuitant designated under an option dies before the date the election of the option becomes effective, the election shall be revoked.

5.04     COMMENCEMENT OF PAYMENTS

         (a) Except as otherwise provided in Article 4 or this Article 5, payment of a Member's Pension shall begin as soon as administratively practicable following the latest of (i) the Member's 65th birthday, (ii) the fifth anniversary of the date on which he became a Member, or (iii) the date he terminates service with the Company (but not more than 60 days after the close of the Plan Year in which the latest of (i), (ii) or
                 (iii) occurs).

         (b) Notwithstanding the preceding paragraph, payment of any Member's Pension shall begin not later than the April 1 of the calendar year following the calendar year in which he attains age 70-1/2, provided that such commencement in active service shall not be required with respect to a Member who attains age 70-1/2 prior to January 1, 1988 and who is not a five per cent owner. A Member who attained age 70-1/2 in 1988, who did not retire as of January 1, 1989, and who is not a five per cent owner shall not be required to commence payment until April 1, 1990.

5.05     DISTRIBUTION LIMITATION

         Notwithstanding any other provision of this Article 5, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

ARTICLE 6.  CONTRIBUTIONS

6.01     COMPANY'S CONTRIBUTIONS

         It is the intention of the Company to continue the Plan and make the contributions that are necessary to maintain the Plan on a sound actuarial basis, and to meet the minimum funding standards prescribed by law. However, subject to the provisions of Article 10, the Company may discontinue its contributions for any reason at any time. Any forfeitures shall be used to reduce the Company's contributions otherwise payable.

6.02     RETURN OF CONTRIBUTIONS

         (a) Company contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. If all or part of the Company's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Company without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction.

         (b) The Company may recover without interest the amount of its contributions to the Plan made on account of a mistake-of-fact, reduced by any investment loss attributable to those contributions, provided recovery is made within one year after the date of those contributions.

6.03     MEMBER'S CONTRIBUTIONS

         (a)     As of January 1, 1986, no Member shall contribute to this Plan.

         (b) The Accumulated Contributions, if any, of a Member, other than a retired or former Member, or a Member whose Normal Retirement Date was on or prior to January 1, 1986, were transferred (unless the Member made the election specified in the next sentence) in one lump sum, on January 2, 1986, or as soon as practicable thereafter, to the Manville Employees Thrift Plan and are held in a Retirement Plan Account. If the Member elected prior to November 1, 1985 to receive a refund of his Accumulated Contributions and if the Member's spouse consented to such election, then the Member's Accumulated Contributions were paid to the Member, in one lump sum, on January 2, 1986, or as soon as practicable thereafter.

         (c) If a Member who was a retired or former Member on January 2, 1986 is reemployed after such date but before the Member's Normal Retirement Date, the Accumulated Contributions, if any, of such rehired Member (as determined in accordance with the provisions of the Prior Plan, as if said Prior Plan were still in effect) shall, unless the rehired Member makes the election specified in the next sentence, be transferred in one lump sum, as of the end of the 30-day period referred to in said sentence, to the Manville Employees Thrift Plan and shall be held in a Retirement Plan Account. If the rehired Member elects within 30 days after rehire to receive a refund of his Accumulated Contributions, or if a former Member receives a refund of his Accumulated Contributions before his Normal Retirement Date, and if such Member's spouse consents to such election, then the rehired or former Member's Accumulated Contributions shall be paid to such Member, in one lump sum, as of the end of such 30-day period, or as soon as practicable thereafter. The rehired Member's Pension upon subsequent retirement (or former Member's Pension) shall not be less than his accrued Pension as of his initial termination date, reduced by an amount equal to the lesser of (i), (ii), or
                 (iii) below:

                 (i) the Member's Accumulated Contributions together with interest at the rate of 5% per annum, compounded annually, to the Member's Normal Retirement Date, multiplied by the applicable percentage from the following table:

                  Completed Age at Benefit
                        Commencement                                   Percentage
                  ------------------------                             ----------
                             50                                            33%
                             51                                            35%
                             52                                            37%
                             53                                            39%
                             54                                            46%
                             55                                            49%
                             56                                            51%
                             57                                            54%
                             58                                            56%
                             59                                            59%
                             60                                            70%
                             61                                            74%
                             62                                            77%
                             63                                            81%
                             64                                            95%
                             65                                           100%
                             66                                           105%
                             67                                           121%
                             68                                           127%
                             69                                           145%
                             70                                           153%
                             71                                           160%
                             72                                           182%
                             73                                           192%
                             74                                           217%
                             75                                           228%


                 (ii) or, the excess amount of the Member's Pension, calculated without regard to (i) above, which exceeds the Pension the Member would have been entitled to if the Member had never contributed to the Prior Plan,

                 (iii)    or, the Employee Provided Portion of the Pension.

         (d) The Accumulated Contributions of any Member whose Normal Retirement Date was on or before January 1, 1986, and who was an Employee on January 2, 1986, shall remain in the Plan unless the Member made either of the elections specified in the next sentence. If the Member elected on or before November 1, 1985 to receive a refund of the Member's Accumulated Contributions and if the Member's spouse consented to such election, then the Member's Accumulated Contributions were paid to the Member, in one lump sum, on January 2, 1986, or as soon as practicable thereafter; or, the Member may have elected to transfer the Accumulated Contributions, in one lump sum, on January 2, 1986, or as soon as practicable thereafter, to the Manville Employees Thrift Plan where they shall be held in a Retirement Plan Account.

ARTICLE 7.  ADMINISTRATION OF PLAN

7.01     RETIREMENT COMMITTEE

         (a)     Membership

                 The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be with the Board of Directors. At its discretion, the Board may delegate such responsibility to a Retirement Committee of not less than three nor more than seven persons appointed from time to time by the Board of Directors to serve at the discretion of the Board of Directors. Any person who is appointed a member of the Retirement Committee shall signify his acceptance by filing written acceptance with the Board of Directors and the Secretary of the Retirement Committee. Any member of the Retirement Committee may resign by delivering a written resignation to the Secretary of the Retirement Committee addressed to the Board of Directors. The Retirement Committee shall be a "named fiduciary" within the meaning of Section 402(a) of ERISA and shall carry out the duties of the "administrator" of the Plan as imposed by ERISA. In the absence of the appointment of a Retirement Committee as provided herein, the Board of Directors shall constitute the Retirement Committee and any reference herein to the Retirement Committee shall be deemed to be a reference to the Board.

         (b)     Administration of Retirement Committee

                 The members of the Retirement Committee shall elect a Chairman from their number and a Secretary who may be, but need not be, one of the members of the Retirement Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payments on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, consulting and actuarial services as they may require in carrying out the provisions of the Plan.

         (c)     Meetings

                 The Retirement Committee shall hold meetings upon such notice, at such place or places, and at such times as it may determine.

         (d)     Majority to Govern

                 Any act which the Plan authorizes or requires the Retirement Committee to do may be done by a majority of its members. The action of such majority expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Retirement Committee, and shall have the same effect for all purposes as if assented to by all members of the Retirement Committee serving at the time.

         (e)     Compensation and Bonding

                 No member of the Retirement Committee shall receive any compensation from the Plan for his services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

         (f)     Authority of Retirement Committee

                 Subject to the limitations of the Plan, the Retirement Committee shall establish rules for the administration of the Plan and the transaction of its business. All actions of the Retirement Committee shall be in accordance with the Retirement Committee Charter enacted by the Board of Directors. The Retirement Committee shall have discretionary authority to determine eligibility for benefits and to construe the terms of the Plan, which shall include, but not be limited to: determination of (1) an individual's eligibility for Plan participation, (2) the right to and amount of any benefit payable under the Plan, and (3) the date on which any individual ceases to be a Member. The Retirement Committee shall have discretionary authority to decide disputed claims in accordance with its interpretation of the terms of the Plan. The determination of the Retirement Committee as to any disputed question or claim shall be conclusive and final.

         (g)     Duties of Retirement Committee

                 The Retirement Committee shall maintain such data as may be necessary for actuarial valuations of the liabilities of the Plan. At the request of the Board of Directors, the Retirement Committee shall submit a report each year to the Board of Directors, giving a brief account of the operation of the Plan during the past year, and a copy of that report shall be filed in the office of the Plan, where it shall be open to inspection by any Member of the Plan.

         (h)     Prudent Conduct

                 The members of the Retirement Committee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar situation.

7.02     INVESTMENT COMMITTEE

         (a)     Membership

                 The investment of the Funds of the Plan and the responsibility for setting the funding policy of the Plan shall be placed in an Investment Committee of not less than three nor more than seven persons appointed from time to time by the Finance Committee of the Board of Directors to serve at the discretion of the Finance Committee. Any member of the Investment Committee may resign by delivering a written resignation to the Finance Committee. The Investment Committee shall be a "named fiduciary" within the meaning of Section 402(a) of ERISA.

         (b)     Administration of Investment Committee

                 The members of the Investment Committee shall elect a Chairman from their number and a Secretary who may be, but need not be, one of the members of the Investment Committee; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payments on their behalf, employ agents, and provide for such clerical, accounting, consulting and actuarial services as they may require in carrying out their duties; may recommend to the Board of Directors the appointment and removal of trustees, and may, from time to time, appoint one or more investment managers to direct the Trustee in the management of the assets of the Plan, provided that any such appointment or removal of trustees or investment managers shall be of no effect unless approved by the Board of Directors. In the event of the appointment of an investment manager(s), authority over and responsibility for the management of the assets so designated shall be the sole responsibility of the investment manager(s).

         (c)     Meetings

                 The Investment Committee shall hold meetings upon such notice, at such place or places, and at such times as it may determine.

         (d)     Majority to Govern

                 Any act which the Plan authorizes or requires the Investment Committee to do may be done by a majority of its members. The action of such majority expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Investment Committee.

         (e)     Compensation and Bonding

                 No member of the Investment Committee shall receive any compensation from the Plan for his services as such. Except as may otherwise be required by law, no bond or security need be required of any Member in that capacity in any jurisdiction.

         (f)     Authority of Investment Committee

                 Subject to the limitations of the Plan, the Investment Committee shall establish rules for the administration of the assets of the Plan, and the funding policy of the Plan, and the transaction of its business. All actions of the Investment Committee are subject to approval or review by the Finance Committee and shall be in accordance with the Investment Committee Charter enacted by the Board of Directors.

         (g)     Duties of the Investment Committee

                 As an aid to the Investment Committee in fixing the rates of Company contributions payable to the Plan, the actuary designated by the Company shall make annual actuarial valuations of the assets and liabilities of the Plan and shall submit to the Investment Committee such rates of Company contributions as the actuary recommends for use. The Investment Committee shall maintain accounts showing the fiscal transactions of the Plan, and shall monitor investment policy guidelines and their implementation as approved by the Finance Committee. The Investment Committee shall recommend to the Finance Committee investment policy guidelines to meet the investment objectives of the Plan. The Investment Committee shall also maintain data necessary for actuarial valuation of the assets of the Plan, and shall adopt annuity, mortality and other tables as may be necessary in actuarial determination. The Investment Committee shall submit a report periodically to the Finance Committee of the Board of Directors, giving the status of the funds relative to the satisfaction of the investment objectives, and a copy of such reports shall be filed in the office of the plan, where it shall be open to inspection by any Member of the Plan.

         (h)     Prudent Conduct

                 The members of the Investment Committee shall use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar situation.

7.03     SERVICE IN MORE THAN ONE FIDUCIARY CAPACITY

         Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Funds of the Plan.

7.04     LIMITATION OF LIABILITY

         The Company, the Directors of the Company, the members of the Retirement Committee, the members of the Investment Committee, and any officer, employee or agent of the Company shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company for any act, or failure to act, made in good faith in relation to the Plan or the Funds of the Plan. However, this limitation shall not act to relieve any such individual or the Company from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

7.05     INDEMNIFICATION

         The members of the Retirement Committee, the members of the Investment Committee, the Board of Directors, and the officers, employees and agents of the Company shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the Funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the Funds of the Plan, and any and all amounts paid in any compromise or settlement relating to the Plan or the Funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be made from the Funds of the Plan to the extent of those Funds and to the extent permitted under applicable law; otherwise, from the assets of the Company.

ARTICLE 8.  MANAGEMENT OF FUNDS

8.01     TRUSTEE

         All the Funds of the Plan shall be held by a Trustee, or Trustees, appointed from time to time by the Board of Directors under a trust instrument or instruments adopted, or as amended, by the Board of Directors for use in providing the benefits of the Plan and paying its expenses not paid directly by the Company. The Company shall have no liability for the payment of benefits under the Plan or for the administration of the Funds paid over to the Trustee or Trustees.

8.02     EXCLUSIVE BENEFIT RULE

         Except as otherwise provided in the Plan, no part of the corpus or income of the Funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No person shall have any interest in or right to any part of the earnings of the Funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

8.03     APPOINTMENT OF INVESTMENT MANAGER

         The Company may, at its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Company shall designate. In that event, authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

ARTICLE 9.  GENERAL PROVISIONS

9.01     NONALIENATION AND QUALIFIED DOMESTIC RELATIONS ORDERS

         Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

         (a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

         (b)     is made pursuant to a state domestic relations law,

         (c) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

         (d) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order," as determined by the Retirement Committee.

         If the present value of any series of payments meeting the criteria set forth in paragraphs (a) through (d) above amounts to $3,500 or less, a lump sum payment of "equivalent actuarial value," determined in the manner described in Section 5.01(c), shall be made in lieu of the series of payments. For purposes of calculating the present value amount and the lump sum benefit, the interest rate to be used shall be the interest rate(s) which would be used by the Pension Benefit Guaranty Corporation for valuing deferred pensions for plans that terminate on the date of distribution, and The UP-1984 Table.

9.02     CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN

         The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any Employee or to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the Plan.

9.03     FACILITY OF PAYMENT

         If the Retirement Committee shall find that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident or because he is a minor, the Retirement Committee may direct that any benefit due him (unless claim shall have been made for the benefit by a duly appointed legal representative) be paid to his spouse, child, parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

9.04     INFORMATION

         Each Member or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Company the information that it shall require to establish his rights and benefits under the Plan.

9.05     TOP-HEAVY PROVISIONS

         (a)     The following definitions apply to the terms used in this
                 Section:

                 (i) "applicable determination date" means the last day of the preceding Plan Year;

                 (ii) "top-heavy ratio" means the ratio of (A) the present value of the cumulative Accrued Benefits under the Plan for key employees to (B) the present value of the cumulative Accrued Benefits under the Plan for all key employees and non-key employees; provided, however, that if an individual has not performed services for the Company at any time during the five-year period ending on the applicable determination date, any Accrued Benefit for such individual (and the account of such individual) shall not be taken into account;

                 (iii) "applicable valuation date" means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes;

                 (iv) "key employee" means an employee who is in a category of employees determined in accordance with the provisions of Section 416(i)(1) and (5) of the Code and any regulations thereunder, and, where applicable, on the basis of the Employee's remuneration (defined as set forth in Section 4.10(c)(iv)) from the Company or an Affiliated Employer;

                 (v) "non-key employee" means any employee who is not a key employee;

                 (vi) "average remuneration" means the average annual remuneration of a Member for the five consecutive years of his Accumulated Service after December 31, 1983 during which he received the greatest aggregate remuneration from the Company or an Affiliated Employer, excluding any remuneration for service after the last Plan Year with respect to which the Plan is top-heavy;

                 (vii) "required aggregation group" means each other qualified plan of the Company or an Affiliated Employer (including plans that terminated within the five-year period ending on the determination date) in which there are members who are key employees or which enables the Plan to meet the requirements of
                          Section 401(a)(4) or 410 of the Code; and

                 (viii) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Company or an Affiliated Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

         (b) For purposes of this Section, the Plan shall be top-heavy with respect to any Plan Year beginning on or after January 1, 1984 if, as of the applicable determination date, the top-heavy ratio exceeds 60 per cent. The top- heavy ratio shall be determined as of the applicable valuation date in accordance with Section 416(g)(3) and (4)(B) of the Code on the basis of The UP-1984 Mortality Table and an interest rate of five per cent per year compounded annually. For purposes of determining whether the Plan is top-heavy, the present value of Accrued Benefits under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the required aggregation group, and, in the Company's discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the permissive aggregation group. The accrued benefit of a non-key employee under the Plan or any other defined benefit plan in the aggregation group shall be
                 (i) determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company or an Affiliated Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Section 411(b)(1)(C) of the Code.

         (c) The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top- heavy:

                 (i)      In lieu of the vesting requirements specified in
                          Section 4.04, a Member shall be vested in, and have a nonforfeitable right to, a percentage of his Accrued Benefit determined in accordance with the provisions of Section 1.01 and subparagraph (ii) below, as set forth in the following vesting schedule:


                                Years of Eligibility Service                       Percentage Vested
                                ----------------------------                        -----------------
                                      Less than 2 years                                       0%
                                           2 years                                           20%
                                           3 years                                           40%
                                           4 years                                           60%
                                       5 or more years                                      100%


                 (ii) The Accrued Benefit of a Member who is a non-key employee shall not be less than two per cent of his average remuneration multiplied by the number of years of his Accumulated Service, not in excess of ten, during the Plan Years for which the Plan is top-heavy. That minimum benefit shall be payable at a Member's Normal Retirement Date. If payments commence at a time other than the Member's Normal Retirement Date, the minimum Accrued Benefit shall be of equivalent actuarial value to that minimum benefit. For purposes of this Section, equivalent actuarial value shall be calculated on the basis of The UP-1984 Table and an interest rate of five per cent per year compounded annually.

                 (iii) With respect to benefits accruing during any Plan Year beginning before 1989 for which the Plan is top-heavy, Pensionable Wages taken into account under the Plan may not exceed the first $200,000 of annual remuneration paid to an Employee for services rendered to the Company, as reported on Form W-2.

                 (iv)     The multiplier "1.25" in Section 415(e)(2)(B)(i) and
                          (3)(B)(i) of the Code shall be reduced to "1.0," and the dollar amount "$51,875" in Section
                          415(e)(6)(B)(i)(I) of the Code shall be reduced to "$41,500."

         (d) If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:

                 (i) The Accrued Benefit in any such subsequent Plan Year shall not be less than the minimum Accrued Benefit provided in paragraph (c)(ii) above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.

                 (ii) If a Member has completed three years of Accumulated Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting schedule set forth in paragraph (c)(i) above shall continue to be applicable.

                 (iii) If a Member has completed at least two, but less than three, years of Accumulated Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provisions of Section
                          4.04 shall again be applicable; provided, however, that in no event shall the vested percentage of a Member's Accrued Benefit be less than the percentage determined under paragraph (c)(i) above as of the last day of the most recent Plan Year for which the Plan was top-heavy.

9.06     CONSTRUCTION

         (a) The Plan shall be construed, regulated and administered under ERISA, as in effect from time to time, and the laws of Colorado, except where ERISA controls.

         (b)     The masculine pronoun shall include the feminine.

         (c) The titles and headings of the Articles and Sections in this Plan are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

ARTICLE 10. AMENDMENT, MERGER AND TERMINATION

10.01    AMENDMENT OF PLAN

         The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan, and reserves the right to delegate this authority to an officer or officers of the Company as it deems appropriate. However, no amendment shall make it possible for any part of the Funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan prior to the satisfaction of all liabilities with respect to such persons. No amendment shall be made which has the effect of decreasing the Accrued Benefit of any Member or of reducing the nonforfeitable percentage of the Accrued Benefit of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

10.02    MERGER OR CONSOLIDATION

         The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

10.03    ADDITIONAL PARTICIPATING COMPANIES

         (a) If any company is now or becomes a subsidiary or associated company of the Company, the Board of Directors may, at its discretion and upon appropriate action, include the employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of the Company or an Affiliated Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, credit and benefits shall be granted for previous service with the subsidiary, associated or other company, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

         (b) Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it, in which event the Funds of the Plan held on account of Members in the employ of that company shall be determined by the Retirement Committee and shall be applied as provided in
                 Section 10.04 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Retirement Committee, continuing the Plan as a separate plan for the employees of that company, under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Retirement Committee. Notwithstanding the above, the Board of Directors may refuse to approve such a termination of participation by a subsidiary or associated company if it determines that such action could jeopardize the qualified status of the Plan.

10.04    TERMINATION OF PLAN

         The Board of Directors may terminate the Plan for any reason at any time. In case of termination of the Plan, the rights of Members to the benefits accrued under the Plan to the date of the termination, to the extent then funded (or, if greater, protected by law), shall be nonforfeitable. The Funds of the Plan shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in Section 6.02. However, any Funds, not required to satisfy liabilities of the Plan for benefits, that arise out of any variation between actual requirements and expected actuarial requirements, shall be returned to the Company.
         The Retirement Committee shall determine, on the basis of actuarial valuation, the share of the Funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section shall be applicable to the Members affected by that partial termination.

10.05    LIMITATION CONCERNING 25 HIGHEST PAID EMPLOYEES

         (a) The provisions of this Section shall apply to any Member who is one of the 25 highest paid Employees of the Company on any "Commencement Date" and whose anticipated annual Pension provided under the Plan at Normal Retirement Date exceeds $1,500. "Commencement Date," for purposes of this Section, shall mean the Effective Date of the Plan or the effective date of any amendment to the Plan which increases the benefits. If the Plan is terminated during the first ten years after a "Commencement Date," the amount of the Pension provided under the Plan for any one of the Members to whom this Section applies shall not be greater than the amount of Pension that can be provided by the largest of the following amounts:

                 (i) The Company's contributions (or Funds attributable to those contributions) which would have been applied to provide the Pension if the Plan as in effect on the date before that "Commencement Date" had been continued without change;

                 (ii)     $20,000;

                 (iii) The sum of (A) the Company's contributions (or Funds attributable to those contributions) which would have been applied to provide benefits for the Employee if the Plan had been terminated on the day before that "Commencement Date," plus (B) an amount computed by multiplying the smaller of $10,000, or 20 per cent of the average annual remuneration of that Employee during the last five years of service, by the number of years since that "Commencement Date"; or

                 (iv) The present value of the maximum benefit guaranteed by the Pension Benefit Guaranty Corporation (PBGC), as described in Section 4022(b)(3)(B) of ERISA, determined on the basis of the actuarial assumptions promulgated by the PBGC applicable as of the date of termination of the Plan or the date Pension payments commence, whichever is earlier.

         (b) Any excess reserves arising by application of the provisions of paragraph (a) above shall be used and applied as provided in the Plan for the benefit of the other persons entitled to benefits under the Plan. However, if sufficient Funds are available to provide in full for the Pensions accrued for all other persons entitled to benefits under the Plan to the date of termination of the Plan, those excess reserves shall first be used and applied to provide the accrued Pensions of the Members whose Pensions have been restricted by operation of the provisions of this Section.

         (c) If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.

ARTICLE 11. TRANSFERS

11.01    TRANSFERS TO AND FROM AN AFFILIATED EMPLOYER

         (a) Except as otherwise provided in Sections 11.02 and 11.03, if an Employee (i) becomes employed by the Company in any capacity other than as an Employee as defined in Section 1.20, or (ii) becomes employed by an Affiliated Employer, he shall retain his Accrued Benefit under the Plan on the date he ceases to be an Employee. Upon his later retirement or termination of employment with the Company or Affiliated Employer (or upon benefit commencement in the case of a Leased Employee), the Accrued Benefit to which the Employee is entitled under the Plan shall be determined under the Plan provisions in effect at that time, but in no event shall his Accrued Benefit be less than his Accrued Benefit under the Plan on the date he first ceased to be an Employee.

         (b) Subject to the provisions of Article 3, in the case of a person who (i) was originally employed by the Company in any capacity other than as an Employee as defined in Section 1.20, or (ii) was originally employed by an Affiliated Employer, or
                 (iii) was originally providing services to the Company as a Leased Employee and thereafter becomes an Employee, upon his later Severance Date, the benefits payable under the Plan shall be computed under the Plan provisions in effect at that time, and only on the basis of the Benefit Service accrued while he is an Employee as defined in Section 1.20, except as otherwise provided in Sections 11.02 and 11.03.

         (c) All applicable remuneration with an Affiliated Employer for employees described in 11.01(b) above, shall be deemed Pensionable Wages for purposes of the Plan, taken at par of exchange at the Employee's Severance Date for remuneration paid in other than U.S. currency. Employment with an Affiliated Employer shall be deemed Accumulated Service with the Company for the purpose of determining eligibility for benefits under the Plan, but the Pension payable under the Plan shall be computed on the basis of Benefit Service as defined in the Plan only; provided, however, that no death benefit shall be payable under Section 4.07(a) on account of a Member who, at the time of retirement, was not an Employee as defined in Section 1.20.

         (d) Transfer of employment of a Member from the Company to an Affiliated Employer shall not terminate membership under the Plan.

11.02    TRANSFERS TO AND FROM HOURLY PLAN

         (a) Notwithstanding any other provisions of the Plan, the provisions of this Section 11.02 shall apply to (i) any member of an Hourly Plan who ceases to be an employee as defined in the Hourly Plan and at the same time becomes an Employee as defined in Section 1.20, and (ii) any Member of the Plan who ceases to be an Employee as defined in Section 1.20 and at the same time becomes an employee as defined in the Hourly Plan.

         (b) All applicable remuneration while a member of the Hourly Plan shall be deemed Pensionable Wages for purposes of the Plan for any Member described in (a) above. If such remuneration was paid in foreign currency, it shall be taken at par of exchange at the Member's Severance Date.

         (c) Service credited to the Member as an employee under the Hourly Plan shall be deemed service with the Company for purpose of determining Accumulated Service under the Plan, but the Pension payable under the Plan (except as otherwise specified in paragraph (e) or (g) below) shall be computed on the basis of Benefit Service earned as a Member under the Plan and the provisions of the Plan as in effect on the date of the Employee's Severance Date.

         (d) No death benefit shall be payable under Section 4.07(a) on account of a Member who, at the time of retirement, was not an Employee as defined in the Plan.

         (e) If an Employee described in clause (i) of paragraph (a) above accrues at least five years of Benefit Service after June 30, 1968, an additional Pension shall be payable under the Plan, calculated as follows. Any period of benefit service credited under the Hourly Plan on account of service rendered prior to the first day the Member is an Employee as defined in Section 1.20, shall be deemed Benefit Service under the Plan.

         (f) Any Member whose service while employed by the collective bargaining unit is counted as Benefit Service under Section 3.02, or any Member who receives a Pension under (e) above, shall have the Pension computed under Article IV reduced by any accrued benefit which the Member is entitled to receive under the Hourly Plan or a multiemployer plan for the same period of service.

         (g) If an Employee described in clause (ii) of paragraph (a) above is employed in a collective bargaining unit represented by a collective bargaining agent which has an agreement with the Company providing for a method of determining Accumulated Service or of calculating the Pension payable under the Plan in a manner other than as described in the Plan, then Accumulated Service and the Pension shall be determined in the manner prescribed in the agreement, and not as described in the Plan.

         (h) Notwithstanding the above, effective June 30, 1989, any and all benefits payable under both the Plan and an Hourly Plan to the persons specified below shall be paid solely from the Plan. All liabilities for such benefit payments under an Hourly Plan shall be transferred to the Plan and assets at least sufficient to cover such liability shall be transferred from the applicable Hourly Plan to the Plan. This Section 11.02(h) shall apply to anyone who at one time participated in an Hourly Plan, transferred to the Plan and who:

                 (i)      retires under the Plan prior to July 1, 1989; or

                 (ii) terminates employment with Manville Corporation prior to July 1, 1989 with eligibility for a deferred vested benefit under the Plan; or

                 (iii) is an active Member of the Plan as of June 30, 1989 and completes at least five years of Benefit Service as a Member under the Plan by June 30, 1989.

11.03    TRANSFERS TO AND FROM RIVERWOOD PLAN

         (a) Notwithstanding any other provisions of the Plan, the provisions of this Section 11.03 shall apply to (i) any member of the Riverwood International Employees Retirement Plan (the "Riverwood Plan") who ceases to be an employee as defined in the Riverwood Plan and at the same time becomes an Employee as defined in Section 1.20 on or after January 1, 1992, and (ii) any Member of the Plan on or after January 1, 1992 who ceases to be an Employee as defined in Section 1.20 and at the same time becomes an employee as defined in the Riverwood Plan.

         (b)     For persons described in clause (i) of paragraph (a),

                 (i) employment credited as accumulated service or benefit service under the Riverwood Plan will be fully recognized as Accumulated Service and Benefit Service under this Plan.

                 (ii) All applicable remuneration while a member of the Riverwood Plan will be deemed Pensionable Wages for purposes of this Plan.

                 (iii) The individual's Accrued Benefit under the Riverwood Plan at the date he ceases to be an employee as defined in the Riverwood Plan will be a minimum Accrued Benefit under this Plan.

                 (iv) The individual's Pension under this Plan shall be based on the provisions of the Plan as in effect on the Employee's Severance Date.

                 (v) Assets from the trust of the Riverwood Plan will be transferred to the trust of the Plan in an amount equal to the Accumulated Benefit Obligation (as that term is defined in Financial Accounting Standards Board Statement No. 87) of the accrued benefits of the employee at the date of transfer, multiplied by a "Plan Funding Ratio." The Accumulated Benefit Obligation will be determined on the basis of the actuarial assumptions used by Riverwood International Corporation for financial reporting purposes as of the December 31 preceding or coincident with the date of the employee's change in employment status. The Plan Funding Ratio will be determined on the December 31 coincident with or preceding the date of the employee's change in employment status and will be equal to:

                             Market Value of Riverwood Plan Trust Assets
                          Accumulated Benefit Obligation for Riverwood Plan

                 (vi) Such transfer of assets will be made by July 1 of each year for all employees changing employment status during the preceding calendar year (or at such other frequency as agreed to by Riverwood International Corporation and the Company) and will include investment return for the delay in payment at an annual rate equal to the discount rate used in determining the Accumulated Benefit Obligation at the December 31 coincident with or preceding the transfer.

                 (vii) This transfer of assets and liabilities will be carried out under the provisions of Section 414(l) of the Code.

                 (viii) Upon completion of the transfer of assets and liabilities for any affected individual, the Plan will have the total and sole responsibility for the Employee's Accrued Benefit under the Plan.

         (c)     For persons described in clause (ii) of paragraph (a):

                 (i) Employment credited as Accumulated Service or Benefit Service under the Plan will be fully recognized as accumulated service and benefit service in the Riverwood Plan.

                 (ii) Pensionable Wages under this Plan will be recognized as pensionable wages under the Riverwood Plan.

                 (iii) The individual's Accrued Benefit under the Plan as of the date he ceases to be an Employee will be a minimum accrued benefit under the Riverwood Plan.

                 (iv) The individual's pension under the Riverwood Plan shall be based on the provisions of the Riverwood Plan as in effect on the employee's severance date.

                 (v) Assets from the trust of the Plan will be transferred to the trust of the Riverwood Plan in an amount equal to the Accumulated Benefit Obligation (as that term is defined in Financial Accounting Standards Board Statement No. 87) of the Accrued Benefits of the Employee at the date of transfer, multiplied by a "Plan Funding Ratio." The Accumulated Benefit Obligation will be determined on the basis of the actuarial assumptions used by Manville Corporation for financial reporting purposes as of the December 31 preceding or coincident with the date of the employee's change in employment status. The Plan Funding Ratio will be determined on the December 31 coincident with or preceding the date of the employee's change in employment status and will be:

                              Market Value of Plan Trust Assets
                           Accumulated Benefit Obligation for Plan

                 (vi) Such transfer of assets will be made by July 1 of each year for all employees changing employment status during the preceding calendar year (or at such other frequency as agreed to by Riverwood International Corporation and the Company) and will include investment return for the delay in payment at an annual rate equal to the discount rate used in determining the Accumulated Benefit Obligation at the December 31 coincident with or preceding the transfer.

                 (vii) This transfer of assets and liabilities will be carried out under the provisions of Section 414(l) of the Code.

                 (viii) Upon completion of the transfer of assets and liabilities for any affected employee, the Riverwood Plan will have the total and sole responsibility for the individual's accrued benefit under the Riverwood Plan.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising the Manville Employees Retirement Plan (As Amended and Restated Effective January 1, 1989) (And As Further Amended Effective September 1, 1991), the Company has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and behalf by its proper officers thereunto authorized this 27th day of May, 1993.


ATTEST:                                   Manville Corporation

/s/ R. B. VonWald

_____________________________________
Secretary                                 Name


                                          /s/ Ann J. Henley
                                          Title  Chairman, Retirement
                                                 Committee




         (CORPORATE SEAL)

                                   APPENDIX A

                       MANVILLE EMPLOYEES RETIREMENT PLAN
                   NON-UNION HOURLY PARTICIPATING LOCATIONS,
                  SUBSIDIARIES AND/OR EMPLOYEE CLASSIFICATIONS


Holophane
         Utica, Ohio - divested July 1, 1989
         Pataskala, Ohio - divested July 1, 1989

Forest Resources - divested January 1, 1992
Joyce, Louisiana - divested January 1, 1992

                                   APPENDIX B

                          MINIMUM BENEFITS FOR MEMBERS
                      OF THE PLAN AS OF DECEMBER 31, 1988


Members of the Plan on December 31, 1988 are entitled to minimum benefits under this Plan based on the benefit formulas and provisions of the Plan in effect prior to January 1, 1989 as outlined below. These minimum benefits are "frozen" based on the Members's Benefit Service and Average Final Salary as of December 31, 1988.

ACCRUED BENEFITS AS OF DECEMBER 31, 1988 PAYABLE AT AGE 65

1. CURRENT FORMULA (Benefit Formula in effect under the Plan for the period January 2, 1986 through December 31, 1988)

                 Accrued Benefits as of December 31, 1988 under the benefit formula in effect under the Plan on December 31, 1988.

2. (a) PRIOR FORMULA (applies only to Members of the Manville Salaried Retirement Plan prior to January 1, 1986)


                 GREATER OF THE ALTERNATE OR GRANDFATHERED FORMULA

                          Alternate Formula (1985 Benefit Formula)
                          Accrued Benefits as of December 31, 1988 based on the benefit formula in effect under the Plan on December 31, 1985.

                          Grandfathered Formula (1980 Benefit Formula)
                          Accrued Benefits as of December 31, 1988 based on the benefit formula in effect under the Plan on December 31, 1980.

                 OFFSET DUE TO THE REFUND OF ACCUMULATED CONTRIBUTIONS

                 Accrued Benefits as of December 31, 1988 based on the refund of Accumulated Contributions.

  (b) PRIOR FORMULA (applies only to Members of the Manville Forest Products Salaried Retirement Plan prior to January 1, 1986)

                 Accrued Benefits as of December 31, 1988 based on the benefit formula in effect under the Plan on December 31, 1985. (1985 Benefit Formula)

MINIMUM BENEFITS BASED ON RETIREMENT AT AGE 65

A Member retiring at age 65 will be entitled to a minimum normal retirement Pension under Section 4.01(b) of the Plan as follows:

         The greater of (a) or (b) below:

         (a)     The Current Formula

         (b)     The Prior Formula under (i) or (ii) as applicable as follows:

                 (i)      Under the Manville Salaried Retirement Plan:

                          The greater of the Alternate Formula or the Grandfathered Formula

                                      Less

                          The Offset Due to the Refund of Accumulated
                          Contributions.

                 (ii) Prior Formula under the Manville Forest Products Retirement Plan.

MINIMUM BENEFITS BASED ON EARLY RETIREMENT

A Member retiring before age 65 under early retirement after age 50 with 10 years of Accumulated Service and receiving benefits prior to age 65 will be entitled to a minimum early retirement Pension as follows:

         The greater of (a) or (b) below:

         (a) The Current Formula reduced by 3% for each year and fraction thereof that the benefit commencement date precedes the Member's age 62.

         (b)     The Prior Formula under (i) or (ii) as applicable as follows:

                 (i)      Under the Manville Salaried Retirement Plan:

                          The greater of the Alternate Formula or the Grandfathered Formula reduced by 4% for each year and fraction thereof that the benefit commencement date precedes the Member's age 62 less the offset due to the refund of Accumulated Contributions multiplied by the applicable percentage as follows:


               Completed Age at Date Benefits
                          Commence                                    Percentage
               -------------------------------                        ----------
                             65                                           100%
                             64                                            95%
                             63                                            81%
                             62                                            77%
                             61                                            74%
                             60                                            70%
                             59                                            59%
                             58                                            56%
                             57                                            54%
                             56                                            51%
                             55                                            49%
                             54                                            46%
                             53                                            39%
                             52                                            37%
                             51                                            35%
                             50                                            33%


                 (ii)     Under the Manville Forest Products Salaried
                          Retirement Plan:

                          The Prior Formula reduced by 3% for each year and fraction thereof that the benefit commencement date precedes the Member's age 62, down to age 55, and actuarially reduced for payment before age 55, down to age 50, based on The UP-1984 Mortality Table and
                          an interes         t rate of five percent (5%)
                          compounded annually).

MINIMUM BENEFITS BASED ON DEFERRED VESTED RETIREMENT

A Member retiring before age 65 under Deferred Vested Retirement and receiving benefits prior to age 65 will be entitled to a minimum deferred vested retirement Pension as follows:

         The greater of (a) or (b) below:

         (a)     The Current Formula reduced by the appropriate factor from the schedule in Section 4.04(b) of the Plan based on his age when his Pension commences.

         (b)     The Prior Formula under (i) or (ii) as applicable as follows:

                 (i)      Under the Manville Salaried Retirement Plan

                          The greater of the Alternate Formula or the Grandfathered Formula reduced by the appropriate factor from the schedule in Section 4.04(b) of the Plan based on his age when his Pension commences less the offset due to the refund of Accumulated Contributions as outlined in clause (i) of Section
                          (b) under Minimum Benefits Based on Early Retirement in this Appendix B.

                 (ii)     Under the Manville Forest Products Salaried
                          Retirement Plan

                          The Prior Formula reduced by 3% for each year and fraction thereof that the benefit commencement date precedes the Member's age 62, down to age 55, and actuarially reduced for payment before age 55, down to age 50, based on The UP-1984 Mortality Table and an interest rate of five percent (5%) compounded annually.

MINIMUM BENEFITS BASED ON LATE RETIREMENT

A Member retiring after age 65 will be entitled to a minimum late retirement Pension under Section 4.02(b) of the Plan as defined above for Minimum Benefits Based on Retirement at Age 65, with the exception that the Offset Due to the Refund of Contributions shall be multiplied by the applicable percentage as follows:



              Completed Age at Date Benefits
                        Commence                                    Percentage
              ------------------------------                        ----------
                           65                                           100%
                           66                                           105%
                           67                                           121%
                           68                                           127%
                           69                                           145%
                           70                                           153%
                           71                                           160%
                           72                                           182%
                           73                                           192%
                           74                                           217%
                           75                                           228%



MINIMUM BENEFITS BASED ON DISABILITY RETIREMENT OR
DEATH BEFORE THE MEMBER'S ANNUITY STARTING DATE

In the event a Member becomes entitled to an immediate disability retirement Pension under Section 4.05(a) of the Plan, a deferred disability retirement Pension under Section 4.05(b) of the Plan, or the surviving spouse of a Member becomes entitled to a monthly spouse's Pension under Section 4.06(a) of the Plan due to the death of a Member before the Member's Annuity Starting Date, the minimum Pension payable under Section 4.05(a)(ii) or Section 4.05(b)(ii) shall be calculated as under the Minimum Benefits Based on Retirement at Age
65. The minimum Pension payable under Section 4.06 shall be calculated as under the Minimum Benefits Based on Retirement at Age 65 or the Minimum Benefits Based on Early Retirement or Deferred Vested Retirement, whichever is applicable, prior to the application of the reduction for the optional form of payment election under Section 5.02.